EXHIBIT C

                             CSW International, Inc.
                           Consolidated Balance Sheet
                               December 31, 1998
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
      Electric distribution plant                     $ 1,478,707
      General plant                                       284,456
                                                      -----------
            Total Electric Plant                        1,763,163
      Less - Accumulated depreciation                    (656,232)
                                                      -----------
            Total Fixed Assets                          1,106,931

Current Assets
      Cash and cash equivalents                            77,103
      Short-term investments                               26,984
      Accounts receivable                                 356,367
      Advances to affiliates                                  398
      Inventories                                          57,803
      Other current assets                                (34,361)
                                                      -----------
            Total Current Assets                          484,294

Other Assets
      Goodwill                                          1,402,416
      Prepaid benefit costs                                59,760
      Equity investments and other                        102,885
                                                      -----------
            Total Other Assets                          1,565,061

            Total Assets                              $ 3,156,286
                                                      ===========

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                                            $ 1
      Paid-in capital                                     829,000
      Retained earnings                                    59,131
      Minority interests                                      566
      Foreign currency translation and other               13,995
                                                      -----------
                                                          902,693

      Long-term debt                                    1,132,540

Current Liabilities
      Accounts payable                                    322,917
      Advances from affiliates                            248,603
      Accrued interest payable                             28,785
      Loan notes                                           31,959
      Accrued taxes payable                                50,666
      Customer prepayments                                 34,170
      Other                                                23,711
                                                      -----------
                                                          740,811
Deferred Credits
      Deferred tax liability                              282,867
      Other                                                97,375
                                                      -----------
            Total Deferred Credits                        380,242

                                                      ===========
            Total Capitalization and Liabilities      $ 3,156,286
                                                      ===========